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                                                                      Exhibit 7


                            Ferrofluidics Corporation
                                 40 Simon Street
                                Nashua, NH 03061


                                October 20, 1999

Ferrotec Corporation
5-24-8
Higashi-Ueno
Taito-ku
Tokyo, Japan 110-0015
Attn: Akira Yamamura

Ladies and Gentlemen:

        In connection with and as a condition to entering into the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement") by and between Ferrofluidics Corporation (the "Company"), a Massachusetts corporation, Ferrotec Corporation ("Ferrotec"), a corporation organized under the laws of Japan, and Ferrotec Acquisition, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Ferrotec ("Merger Sub"), the Company, Ferrotec, Merger Sub and the undersigned individual, Paul F. Avery, Jr. ("Avery"), hereby agree that, notwithstanding any other arrangement between any of the foregoing parties, from and after the Acceptance Date (as defined in the Merger Agreement), Avery shall perform such advisory and related services for the Company as may be reasonably requested from time to time by the Company (the "Services"). Avery shall perform the Services under the direction and restriction of the Company. The Company shall pay to Avery an advisory fee of $50,000 per annum payable monthly in arrears commencing on the first day of the next month after the date first set forth above. The parties further agree that the Company or Avery may terminate Avery's engagement as an advisor hereunder at any time upon thirty (30) days' written notice to the other parties hereto, whereupon upon such termination all payments due hereunder shall cease.

                           [signature page to follow]
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        Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.

                                            Very truly yours,



                                            /s/ Paul F. Avery, Jr.
                                            -----------------------
                                            Paul F. Avery, Jr.


Accepted and Agreed to,
this 20th day of October, 1999

FERROTEC CORPORATION


By: /s/ Paul Yamamoto
    ----------------------------------------
    Name: Paul Yamamoto
    Title: Executive Director


FERROTEC ACQUISITION, INC.


By: /s/ Richard Cesati II
    ----------------------------------------
    Name: Richard Cesati II
    Title: President


FERROFLUIDICS CORPORATION


By: /s/  William B. Ford
    ----------------------------------------
    Name: William B. Ford
    Title:   Chief Financial Officer

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